Exhibit 99.1

Investors Title Company Announces Second Quarter 2016 Financial Results

CHAPEL HILL, N.C.--(BUSINESS WIRE)--August 3, 2016--Investors Title Company (NASDAQ: ITIC) today announced its results for the second quarter ended June 30, 2016. Net income attributable to the Company increased 9.9% to $4.5 million, or $2.35 per diluted share, versus $4.1 million, or $2.05 per diluted share, for the prior year period.

Revenues decreased 4.7% versus the prior year quarter to $33.8 million, mainly due to a slight reduction in net premiums written and a net realized loss on investments. Net premiums written decreased 2.2% to $29.8 million, as a greater share of policy volume originated in markets with lower average premium rates. The unfavorable geographic mix was partially offset by higher levels of purchase transactions, as generally improving economic conditions and increases in real estate values drove higher mortgage volumes. Lower average interest rates drove refinance activity up versus the first quarter, although volumes were down slightly versus the prior year period.

Operating expenses decreased 8.1% versus the prior year quarter to $27.3 million, primarily due to a decrease in the provision for claims, stemming from favorable loss development in recent policy years, and a decrease in agent commissions, reflecting a higher proportion of business written in markets with direct operations. Payroll expenses were up 4.5% to $7.2 million due to normal inflationary increases and an increase in the accrual for incentive compensation. In total, all other categories of operating expenses were down marginally versus the prior year period.

For the six months ended June 30, 2016, net income attributable to the Company increased 8.5% to $6.3 million, or $3.28 per diluted share, versus $5.8 million, or $2.90 per diluted share, for the prior year period. Revenues decreased 8.0% to $58.7 million versus the prior year period, while operating expenses decreased 10.9% to $49.6 million. Results for the first half of the year have been shaped predominantly by the same factors that affected the second quarter.

Chairman J. Allen Fine added, “We are pleased to report a record level of earnings for the quarter, driven by a higher proportion of direct business, favorable loss development trends, and stable overhead expenses. An improving economy, coupled with an unexpected drop in mortgage interest rates, resulted in the continuation of an active real estate market. We remain optimistic that these positive economic trends will continue to bring strong transaction volumes and sustained levels of home prices throughout the remainder of the year.”

Investors Title Company’s subsidiaries issue and underwrite title insurance policies. The Company also provides investment management services and services in connection with tax-deferred exchanges of like-kind property.

Certain statements contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, any statements regarding the Company’s expected performance for the year, future home price fluctuations, changes in home purchase or refinance activity and the mix thereof, interest rate changes, expansion of the Company’s market presence, enhancing competitive strengths, positive development in housing affordability, unemployment or overall economic conditions or statements regarding our actuarial assumptions and the application of recent historical claims experience to future periods. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation: the cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions, including the limited predictive power of historical claims experience; declines in the performance of the Company’s investments; government regulation; changes in the economy; loss of agency relationships, or significant reductions in agent-originated business and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission, and in subsequent filings.

Investors Title Company and Subsidiaries Consolidated Statements of Income For the Three and Six Months Ended June 30, 2016 and 2015 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Net premiums written	$29,790,232	$30,464,581	$51,299,229	$55,426,622
Investment income – interest and dividends	1,167,005	1,131,487	2,318,016	2,309,526
Net realized (loss) gain on investments	(14,828)	925,164	135,002	939,967
Other	2,885,302	2,960,575	4,937,486	5,107,501
Total Revenues	33,827,711	35,481,807	58,689,733	63,783,616

Operating Expenses:
Commissions to agents	15,674,346	16,898,691	27,207,228	31,495,230
Provision for claims	647,912	2,130,810	663,871	2,917,422
Salaries, employee benefits and payroll taxes	7,173,198	6,866,632	14,645,149	14,144,081
Office occupancy and operations	1,535,902	1,443,297	3,029,762	2,747,518
Business development	606,258	578,194	1,086,648	1,065,169
Filing fees, franchise and local taxes	267,103	221,098	497,157	437,741
Premium and retaliatory taxes	574,249	634,747	886,080	1,111,338
Professional and contract labor fees	537,446	680,483	1,076,099	1,264,590
Other	269,250	241,358	472,231	444,906
Total Operating Expenses	27,285,664	29,695,310	49,564,225	55,627,995

Income before Income Taxes	6,542,047	5,786,497	9,125,508	8,155,621

Provision for Income Taxes	2,012,000	1,666,000	2,791,000	2,309,000

Net Income	4,530,047	4,120,497	6,334,508	5,846,621

Net (Gain) Loss Attributable to Noncontrolling Interests	(667)	—	8,912	—

Net Income Attributable to the Company	$4,529,380	$4,120,497	$6,343,420	$5,846,621

Basic Earnings per Common Share	$2.36	$2.06	$3.29	$2.91

Weighted Average Shares Outstanding – Basic	1,923,213	2,004,698	1,928,766	2,008,718

Diluted Earnings per Common Share	$2.35	$2.05	$3.28	$2.90

Weighted Average Shares Outstanding – Diluted	1,928,625	2,009,495	1,935,325	2,013,878

Investors Title Company and Subsidiaries Consolidated Balance Sheets As of June 30, 2016 and December 31, 2015 (Unaudited)

	June 30, 2016	December 31, 2015
Assets:
Investments in securities:
Fixed maturities, available-for-sale, at fair value	$113,672,233	$106,066,384
Equity securities, available-for-sale, at fair value	38,961,905	37,513,464
Short-term investments	2,665,302	6,865,406
Other investments	9,240,525	10,106,828
Total investments	164,539,965	160,552,082

Cash and cash equivalents	22,619,643	21,790,068
Premium and fees receivable	8,027,953	8,392,697
Accrued interest and dividends	1,067,546	1,004,126
Prepaid expenses and other assets	7,709,195	12,634,105
Property, net	7,827,159	7,148,951
Current income taxes recoverable	1,767,406	—
Total Assets	$213,558,867	$211,522,029

Liabilities and Stockholders’ Equity
Liabilities:
Reserves for claims	$37,205,000	$37,788,000
Accounts payable and accrued liabilities	18,393,997	25,043,588
Current income taxes payable	—	210,355
Deferred income taxes, net	9,772,206	5,703,006
Total liabilities	65,371,203	68,744,949

Stockholders’ Equity:
Common stock – no par value (10,000,000 authorized shares; 1,916,216 and
1,949,797 shares issued and outstanding 2016 and 2015, respectively, excluding 291,676 shares for 2016 and 2015 of common stock held by the
Company's subsidiary)	1	1
Retained earnings	133,878,480	131,186,866
Accumulated other comprehensive income	14,219,544	11,483,015
Total stockholders’ equity attributable to the Company	148,098,025	142,669,882
Noncontrolling interests	89,639	107,198
Total stockholders’ equity	148,187,664	142,777,080
Total Liabilities and Stockholders’ Equity	$213,558,867	$211,522,029

Investors Title Company and Subsidiaries Net Premiums Written By Branch and Agency For the Three and Six Months Ended June 30, 2016 and 2015 (Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	%	2015	%	2016	%	2015	%
Branch	$8,413,116	28.2	$7,707,773	25.3	$13,890,773	27.1	$13,313,537	24.0

Agency	21,377,116	71.8	22,756,808	74.7	37,408,456	72.9	42,113,085	76.0

Total	$29,790,232	100.0	$30,464,581	100.0	$51,299,229	100.0	$55,426,622	100.0

CONTACT:
Investors Title Company
Elizabeth B. Lewter, 919-968-2200